10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund

Short Intermediate Bond Fund

Security

Packaging Company of America

Advisor

EIMCO

Transaction

 Date

7/15/2003

Cost

$7,000,000
Offering Purchase
-----------------
n/a
Broker
------
Morgan Stanley & Co.
Underwriting
------------
Syndicate
Members
Morgan Stanley & Co.
Citigroup Global Markets, Inc.
J.P. Morgan Securities Inc.
ABN Amro Incorporated
Wachovia Capital Markets, LLC


Fund

Short Intermediate Bond Fund

Security

Morgan Stanley

Advisor

EIMCO

Transaction

 Date

1/6/2004

Cost

$4,000,000

Offering Purchase
-----------------
0.200%
Broker
------
Morgan Stanley & Co.
Underwriting
------------
Syndicate
Members
Morgan Stanley & Co.
Banc One Capital Markets, Inc.
ABN Amro
Blaylock & Partners, L.P.